EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Dava Guerin
Guerin Public Relations, Inc.
(215) 914-2040 or (215) 262-0740 (wireless)
or
Brighid de Garay
UbiquiTel Inc.
(610) 832-3311

UBIQUITEL AMENDS SPRINT AFFILIATE AGREEMENTS

CONSHOHOCKEN, PA — December 13, 2004  — UbiquiTel Inc. (Nasdaq: UPCS), today announced an addendum to its Sprint management and services agreements that further reduces fees for back-office services provided by Sprint while also committing UbiquiTel’s continued participation in Sprint’s high growth reseller business through 2006.  The new agreement will have an effective date of April 1, 2004.

In November 2003, UbiquiTel previously announced a wide ranging addendum to its management and services agreements that included, among other changes, an agreement to continue to purchase back-office services at a monthly rate of $7.70 per subscriber through 2006 and a most favored nations provision that provided UbiquiTel the right to opt into future addendums of PCS affiliates of similar size.   UbiquiTel and Sprint further modified the monthly back-office fee structure to $7.63 per subscriber in July 2004.  UbiquiTel’s exercise of its most favored nations provision now improves on those rates by reducing the monthly back-office charge per subscriber to $7.25 through the end of 2004, $7.00 in 2005 and $6.75 in 2006.

UbiquiTel has also agreed to participate in all future reseller agreements negotiated by Sprint with Mobile Virtual Network Operators (MVNOs) through the end of 2006 including the previously announced AT&T and ESPN agreements.  UbiquiTel will be compensated for usage on its network at the same rates that Sprint receives from the MVNOs.  UbiquiTel maintains the right to decline to participate in any future reseller arrangement that does not have terms as favorable as those provided in the May 2004 AT&T MVNO agreement.

“This addendum will help us further improve our margins through lower costs and additional high margin reseller revenue and should position us to continue to be among the industry leaders in revenue and Adjusted EBITDA growth in 2005,” said Donald A. Harris, chairman and chief executive officer of UbiquiTel Inc.

About UbiquiTel Inc.

UbiquiTel is the exclusive provider of Sprint digital wireless mobility communications network products and services under the Sprint brand name to midsize markets in the Western and Midwestern United States that include a population of approximately 10.0 million residents and cover portions of California, Nevada, Washington, Idaho, Wyoming, Utah, Indiana and Kentucky.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

Statements contained in this news release that are forward-looking statements are subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the “safe-harbor” provisions of the private Securities Litigation Reform Act of 1995 and are made based on management’s current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in UbiquiTel’s forward-looking statements, including the following factors: UbiquiTel’s dependence on its affiliation with Sprint; the competitiveness of and changes in Sprint’s pricing plans, products and services; increased competition in UbiquiTel’s markets; rates of penetration in the wireless communications industry; the potential to experience a high rate of customer turnover; customer quality; potential declines in roaming revenue; UbiquiTel’s reliance on the timeliness, accuracy and sufficiency of financial and other data and information received from Sprint; the ability of Sprint to provide back office, customer care and other services; the potential impact of wireless local number portability; UbiquiTel’s debt level; adequacy of bad debt and other reserves; UbiquiTel’s ability to manage anticipated growth and rapid expansion; changes in population; changes or advances in technology; effects of mergers and consolidations within the wireless communications industry and unexpected announcements or developments from others in the wireless communications industry; and general market and economic conditions. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from UbiquiTel’s forward-looking statements are included in UbiquiTel’s filings with the Securities and Exchange Commission (“SEC”), specifically in the “Business-Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of its Annual Report on Form 10-K for the fiscal year ended December 31, 2003, and in subsequent filings with the SEC.  Except as otherwise required under federal securities laws and the rules and regulations of the SEC, the company does not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

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